UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2009

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	75-2880496 (IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 2 to the Current Report on Form 8-K of Heelys, Inc. (the “Company”) filed on June 11, 2009, as amended by Amendment No. 1 to the Current Report on Form 8-K of the Company filed on November 16, 2009, is furnished to disclose that the Company has agreed to (a) compensate Mr. N. Roderick McGeachy, III for his service as a member of the Company’s Board of Directors and (b) enter into an Indemnification Agreement with Mr. McGeachy.  The Current Report on Form 8-K of the Company filed on June 11, 2009 and the Current Report on Form 8-K/A filed on November 16, 2009 are hereby incorporated by reference.

Item  5.02(d)                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2009, as amended on November 16, 2009, the Company was not in compliance with Nasdaq Listing Rule 5605 due to the vacancy created by the resignation of Mr. Richard E. Middlekauff from his position as a director and a member of the Company’s audit committee, and on November 11, 2009, the Company’s Board of Directors (the “Board”) elected Mr. N. Roderick McGeachy, III to the Board and to serve as a member of the Board’s audit committee and compensation committee thereby becoming compliant with Nasdaq Listing Rule 5605.

As a member of the Company’s Board, Mr. McGeachy will receive the same compensation as certain other non-employee directors of the Company - he will be paid $18,000 per year ($4,500 per calendar quarter) for serving on the Board, and subject to an $8,000 per year maximum, $750 and $500 for each Board meeting and committee meeting, respectively, attended in person.  In addition, Mr. McGeachy was granted 20,000 non-qualified stock options on November 17, 2009 at an exercise price equal to $2.15 per share, the closing price of the Company’s common stock on such date.  The options will vest and become exercisable in four equal installments on each successive anniversary date of the date of grant and have a contractual term of ten years.

The Company will also enter into an Indemnification Agreement with Mr. McGeachy, in the same form that the Company has entered into with its other directors and officers, containing provisions that will require the Company to indemnify Mr. McGeachy against liabilities that may arise by reason of his status or service as a director, other than liabilities arising from willful misconduct of a culpable nature, to advance him expenses incurred as a result of any proceeding against him as to which he could be indemnified and to obtain directors’ and officers’ insurance if available on reasonable terms.  The description of the indemnification agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is filed as an Exhibit to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 1, 2006.

Item 9.01                                               Financial Statements and Exhibits.

(d)         Exhibits.

10.1                         Form of Indemnification Agreement entered into by the Company with each of its directors and executive officers (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed on September 1, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: November 19, 2009	By:	/s/ Lisa K. Peterson
Lisa K. Peterson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Form of Indemnification Agreement entered into by the Company with each of its directors and executive officers (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed on September 1, 2006).